Exhibit 99.1

Pro-Pharmaceuticals Provides Year-End Update

Company Will Seek OTCBB Listing After NYSE Alternext Denies De-listing Appeal;

Rights Offering Proceeding, Subject to Required State Filings;

FDA Update Expected in January 2009;

Company Reduces Headcount to Preserve Cash

NEWTON, Mass.--(BUSINESS WIRE)--December 31, 2008--Pro-Pharmaceuticals, Inc. (the “Company”) (NYSE Alternext US: PRW), today provided an update regarding the company’s proposed rights offering, pre-New Drug Application (NDA) filing and related meeting with the U.S. Food and Drug Administration (FDA) regarding the company’s lead product candidate DAVANAT®, NYSE Alternext US stock listing, and cash saving initiatives.

De-listing from NYSE Alternext

On December 23, 2008, the company met with the NYSE Alternext US (“Exchange”) to appeal the Exchange’s decision to begin the de-listing process of the company’s common stock. The company is out-of-compliance with Section 1003(a)(ii) of the Exchange’s Company Guide. On December 30, 2008, the Exchange notified the company that it has denied the company’s appeal and will begin the de-listing process in accordance with Exchange rules. The company anticipates that its shares will be listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) or another market and has begun the OTCBB listing process. The company will notify investors of its new stock symbol as soon as it becomes available.

Rights Offering and FDA Meeting

The company is completing all of the state securities filings for its proposed rights offering to its shareholders and expects to begin marketing the rights offering in January 2009. The company filed a registration statement with the Securities and Exchange Commission (SEC) in mid-November for its rights offering in which it plans to distribute, at no charge to its existing holders of the company’s common stock on the record date, subscription rights to purchase shares of its common stock and warrants. The company plans to file an amended registration statement with the SEC as soon as it receives approvals from applicable state securities authorities.

The company expects to use the proceeds from the rights offering to complete the submission of a NDA to the FDA for DAVANAT® to be co-administered with 5-Fluorouracil (5-FU) to treat late-stage colorectal cancer patients. The company had a pre-NDA meeting with the FDA on December 22, 2008 to review the PK study which the company believes is needed to complete the NDA filing. The company plans to announce the results of that meeting as soon as it receives the FDA’s comments, which are expected in January 2009.

Cash Conservation Efforts

The company also announced that it has released three employees, including its president and chief scientist, and reduced non-strategic expenses in order to extend its cash runway through January 2009.

About Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a clinical and development stage pharmaceutical company engaged in the discovery, development and commercialization of carbohydrate-based, therapeutic compounds for advanced treatment of cancer, liver, microbial and inflammatory diseases. The Company’s initial focus is the development of carbohydrate polymers to treat cancer patients. DAVANAT®, the Company’s lead drug candidate, is a polysaccharide polymer that targets Galectin receptors on cancer cells. The Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company, including without limitation statements containing the words "believes," "anticipates," "plans," "expects," “intends,” and similar expressions, constitute forward-looking statements as defined in the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, the following: (i) uncertainties as to the utility and market for our potential products; (ii) uncertainties associated with pre-clinical and clinical trials of our product candidates; (iii) uncertainties as to whether our common stock will be listed on the OTCBB or another market; or (iv) the results of the Rights Offering. More information about those risks and uncertainties is contained in the Company's most recent quarterly or annual report and in the Company's other reports filed with the Securities and Exchange Commission. While the Company anticipates that subsequent events may cause the Company's views to change, the Company disclaims any obligation to update such forward-looking statements.

DAVANAT and Advancing Drugs Through Glycoscience are registered trademarks of Pro-Pharmaceuticals.

CONTACT:
Pro-Pharmaceuticals, Inc.
Anthony D. Squeglia, 617-559-0033
squeglia@pro-pharmaceuticals.com